UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

NEAH POWER SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22122 20th Ave. SE, Suite 161, Bothell, Washington 98021
(Address of principal executive offices) (Zip Code)

(425) 424-3324
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On April 25, 2008, Robert J. McGovern, Jon M. Garfield and James H. Smith were appointed to our Board of Directors.

Robert J. McGovern, age 56, has served as General Manager and Chief Financial Officer of sales force products and consulting service company The Cura Group since April 2006. From 1998 to April 2005, Mr. McGovern served as President of systems manufacturer Horton Automatics. From 1996 to 1998, he headed sales for manufacturer Besam, an Assa Abloy (OMX: ASSA) group company. From 1988 to 1997, Mr. McGovern served in positions of increasing responsibility at The Stanley Works (NYSE: SWK), including serving as Chairman and President of one of its sales and manufacturing units. From 1979 to 1988, he served as Controller and then VP-Business Development for National Hand Tool. Mr. McGovern received a BS from State University New York, and an MBA in Finance from The Keller Institute.

It is anticipated that Mr. McGovern will chair our Compensation Committee and serve on our Audit Committee. Our board of directors has determined that he is independent under the independence standards of the American Stock Exchange, and is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-B.

Jon M. Garfield, age 44, serves as Chief Executive Officer of technology company Clearant, Inc. (OTCBB: CLRA). Mr. Garfield started as Chief Financial Officer at Clearant in August 2005, and has served as a member of its board of directors since May 2007. From 2001 until August 2005, Mr. Garfield served as an independent financial consultant, including SEC reporting obligations and Sarbanes-Oxley compliance. From 1998 until 2001, he served as Chief Financial Officer of a telecom service provider and a software developer. From 1996 to 1998, he served as Vice President of Acquisitions for formerly New York Stock Exchange listed ground transportation consolidator Coach USA, Inc. From 1991 to 1996, Mr. Garfield served as Corporate Assistant Controller of Maxxim Medical, Inc., a formerly New York Stock Exchange listed manufacturer and distributor. During 1986 to 1991, Mr. Garfield practiced public accounting with Arthur Andersen and PricewaterhouseCoopers. Mr. Garfield received a Bachelor of Business Administration in Accounting from University of Texas, Austin.

It is anticipated that Mr. Garfield will chair our Audit Committee and serve on our Finance Committee. Our board of directors has determined that he is independent under the independence standards of the American Stock Exchange, and is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-B.

James H. Smith, age 63, has served as a Director for Unisone Inc., a patented software company, where he served as President and CEO from January 2002 to April 2005.  Mr. Smith also serves on the advisory board of PipeSpy and the boards of directors of LifeSense and homeland security provider CakeBoxes.  He worked with private equity company Advent International in 2004, served as President and CEO of Nexion from 2000 to 2001, Co-Founder and COO of application solutions provider Decision Dynamix from 1996 to 2000, and President of wholesaler McKessen Corporation from 1994 to 1996.  From 1986 to 1994, Mr. Smith served as Executive Vice President of Hamilton/Hallmark division of Avnet, Inc. (NYSE: AVT), the world’s largest industrial electronic component distributor.  He received a BA in economics from Michigan State University.

It is anticipated that Mr. Smith will serve as Chairman of the Board, and will serve on our Compensation and Nominating Committees. Our board of directors has determined that he is independent under the independence standards of the American Stock Exchange.

Each of the directors will enter into our standard form of Indemnification Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference. None of our new directors has had a material interest in any of our transactions.

Item 7.01 Regulation FD Disclosure.

On May 1, 2008, we issued a press release regarding the appointment of our new directors, a copy of which is furnished as Exhibit 99.1 hereto.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Form of Indemnification Agreement
99.1	Press release dated May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEAH POWER SYSTEMS, INC.

Date: May 1, 2008	By:	/s/ DR. GERARD C. D’COUTO
Dr. Gerard C. D’Couto
President & Chief Executive Officer